Exhibit 5.1

[WINSTON & STRAWN LLP LETTERHEAD]

May 6, 2009

Fortune Brands, Inc.

520 Lake Cook Road

Deerfield, Illinois 60015

Re:	Form S-3 Registration Statement

Ladies and Gentleman:

We have acted as special counsel to Fortune Brands, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), and proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of (i) shares of the Company’s common stock, par value $3.125 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, without par value (the “Preferred Stock”), (iii) the Company’s debt securities (the “Debt Securities”) and (iv) the Company’s warrants to purchase Common Stock, Preferred Stock and Debt Securities (the “Warrants” and, collectively with the Common Stock, the Preferred Stock and the Debt Securities, the “Securities”).

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company as in effect on the date hereof, (ii) the by-laws of the Company as in effect on the date hereof, (iii) the Registration Statement, (iv) the Indenture dated as of April 15, 1999 between the Company and The Bank of New York Mellon, as Trustee, under which Debt Securities may be issued (the “Indenture”) and (v) resolutions of the Board of Directors of the Company relating to, among other matters, the issuance of the Securities and the filing of the Registration Statement (the “Resolutions”). We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us a copies. We have also assumed that the Company is and will remain duly organized, validly existing and in good standing under applicable state law. As to certain facts material to these opinions, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and subject to (a) the terms of the Securities being otherwise in compliance with applicable law at the time of issuance thereof, (b) the Registration Statement and any amendments thereto being effective under the Act, (c) the Indenture under which Debt Securities of each series are issued having been qualified under the Trust Indenture Act of 1939, as amended, (d) all Securities being issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (e) the Company having reserved a sufficient number of shares of its duly authorized and unissued Common Stock and Preferred Stock as necessary for any issuance of the shares of Common Stock and Preferred Stock and (f) the receipt of any legally required consents, approvals, authorizations, and other orders of governmental authorities or regulatory bodies, we are of the opinion that:

1. The shares of Common Stock, including any Common Stock that may be issued pursuant to the conversion of any Preferred Stock or Debt Securities or upon the exercise of Warrants, when duly issued, sold and delivered in accordance with an appropriate underwriting, purchase or similar agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, will be validly issued, fully paid and nonassessable (provided the consideration paid therefore is not less than the par value thereof).

2. The shares of any particular series of Preferred Stock, when (a) duly established in accordance with the resolutions of the Company’s Board of Directors or the Executive Committee thereof authorizing the issuance and sale of such series of Preferred Stock, (b) a Certificate of Designation conforming to the General Corporation Law of the State of Delaware regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware, (c) shares of such series of Preferred Stock have been issued, sold and delivered in accordance with an appropriate underwriting, purchase or similar agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, and in accordance with the duly established terms of the particular series, will be validly issued, fully paid and nonassessable.

3. The Debt Securities, when duly executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the appropriate underwriting, purchase or similar agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement related thereto, will be validly issued and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. The Warrants, when the applicable warrant or similar agreement has been duly authorized by the applicable warrant agent and duly executed by the Company and such warrant agent and the Warrants have been duly executed, authenticated and delivered in accordance with such warrant or similar agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement related thereto, will be validly issued and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Indenture.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Opinion” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP